Exhibit 1.1

The ADT Corporation

U.S. $500,000,000 4.125% Senior Notes due 2019

Underwriting Agreement

March 5, 2014

Merrill Lynch, Pierce Fenner & Smith

    Incorporated

As the representative of the several Underwriters

named in Schedule I hereto,

c/o Merrill Lynch, Pierce Fenner & Smith

 Incorporated,

One Bryant Park

New York, New York 10036.

Ladies and Gentlemen:

The ADT Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as the representative, an aggregate of $500,000,000 principal amount of its 4.125% Senior Notes due 2019 (the “Securities”). The Securities will have the terms set forth in Schedule III. The Securities are to be issued pursuant to an Indenture, to be dated as of March 19, 2014 (the “Base Indenture”), and an Officers’ Certificate to be dated as of March 19, 2014 (the “Officers’ Certificate” and, together with the Base Indenture, the “Indenture”), each between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth on Schedule III hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated November 20, 2013 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II(a) hereto. As used herein, the terms

“Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.	The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)	The Registration Statement has been filed not earlier than three years prior to the date hereof and has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act and (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement.

(b)

(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the applicable rules and regulations of the Commission thereunder; (v) the Time of Sale Prospectus, as of 4:00 p.m. on the date of this Agreement (the “Applicable Time”), did not, and at the Time of Delivery (as defined in Section 4(a)), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each issuer free writing prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Prospectus or the Time of Sale Prospectus and each such issuer free writing prospectus, as supplemented by and taken together with the Time of Sale Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) the Prospectus does not contain and at the Time of Delivery, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the issuer free writing prospectus listed in Schedule II(b) hereto in reliance upon and in conformity with information furnished in writing to the Company by a Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information is the Underwriters’ Information (as defined below); or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act, of the Trustee.

(c)	The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus.

(d)	Since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, there has not been any material adverse change or any development that is reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, each taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and the Time of Sale Prospectus;

(e)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and is not reasonably likely to result in a material adverse effect on the general affairs, management, consolidated financial condition, consolidated shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(f)	The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and the Time of Sale Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each of ADT Holdings, Inc., ADT US Holdings, Inc. and ADT LLC, (together being the “Significant Subsidiaries”) have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Registration Statement, the Prospectus and the Time of Sale Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims that have had or are reasonably likely to result in a Material Adverse Effect;

(g)	Each Significant Subsidiary has been duly incorporated or formed, is validly existing as a corporation or company in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent good standing is applicable in such jurisdiction), has the corporate or company power and authority to own its property and to conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and is not reasonably likely to result in a Material Adverse Effect;

(h)	This Agreement has been duly authorized, executed and delivered by the Company.

(i)	The Securities have been duly authorized by the Company, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly qualified under the Trust Indenture Act; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement, the Prospectus and the Time of Sale Prospectus and will be in substantially the form previously delivered to you;

(j)	Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(k)	The issue and sale of the Securities and the compliance by the Company with, and the Company’s performance of its obligations under, the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or is bound, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws or other governing documents of the Company (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary, except, with respect to clauses (i) and (iii), conflicts or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Securities, the Indenture or this Agreement, except for such consents, approvals, authorizations, registrations or qualifications that have been made or obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(l)	Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Certificate of Incorporation, By-laws or other governing documents or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party, which default had or is reasonably likely to result in a Material Adverse Effect;

(m)	The statements set forth in the Basic Prospectus under the caption “Description of Debt Securities” and the statements set forth in the Prospectus and the Time of Sale Prospectus under the caption “Description of the Notes”, insofar as they purport to describe the material terms of the Securities, and the statements set forth in the Prospectus and the Time of Sale Prospectus under the caption “Underwriting”, insofar as they purport to describe the material provisions of the laws and documents referred to therein, fairly describe, in all material respects, those terms and provisions;

(n)	To the extent that the statements set forth in the Prospectus and the Time of Sale Prospectus under the caption “Certain United States Federal Income Tax Considerations” purport to describe certain provisions of the tax laws referred to therein, such summaries fairly describe, in all material respects, such provisions;

(o)	Other than as set forth in the Registration Statement, the Prospectus and the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which any of the Company or any Significant Subsidiary is a party which has had or (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) individually or in the aggregate have or would be reasonably likely to result in a Material Adverse Effect; and, to the best of the Company’s knowledge, the Company has not received any written indication that any such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, the internal control over financial reporting of the Company is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r)	Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, there has been no change in internal control over financial reporting of the Company that has materially affected, or is reasonably likely to materially affect, the internal control over the consolidated financial reporting of the Company;

(s)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(t)	Deloitte & Touche LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(u)	Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, the Company and each Significant Subsidiary, is (i) in compliance with applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals, and (iv) have not received notice of any actual or potential liability under any Environmental Law, except in any such case where the failure to comply with Environmental Laws or failure to receive or to comply with such permits, licenses or approvals has not had and is not reasonably likely to result in a Material Adverse Effect. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities, singly or in the aggregate, have not had and are not reasonably likely to result in a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

(v)	Except as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, to the Company’s knowledge, the Company or one or more of its subsidiaries own, possess or have the right to employ such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) that the Company reasonably believes are necessary to conduct their businesses, in all material respects, as now conducted. Except as set forth or contemplated in the Registration Statement, the Prospectus and the Time of Sale Prospectus, neither the Company, nor to its knowledge, any subsidiary has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights, except as individually or in the aggregate have not had and are not reasonably likely to result in a Material Adverse Effect.

(w)

No executive officer or director of the Company or any Significant Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Company and its subsidiaries have conducted their businesses in compliance with the FCPA, the U.K. Bribery Act 2010 and similar laws of any other relevant jurisdiction and have instituted and maintained policies and procedures designed to ensure continued compliance therewith.

(x)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director or officer of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or equivalent European Union Member State measure nor is the Company located, organized or residing in a country or territory that is the subject of such sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or equivalent European Union Member State measure.

(z)	The consolidated historical financial statements, related notes and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and other requirements under the Securities Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(aa)	The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the rules and regulations of the Commission applicable thereto.

2.	Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.875% of the principal amount thereof, plus accrued interest, if any, from March 19, 2014 to the Time of Delivery (as defined below) hereunder, the principal amount of the Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.	The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.	(a)	The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representative, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds to the account specified by the Company to the Representative at least 48 hours in advance, by causing DTC to credit the Securities to the account of the Representative at DTC. The Company will cause the certificates representing the Securities to be made available to the Representative for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Gibson Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166-0193 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on March 19, 2014 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b)	The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(g) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC (or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location (or by teleconference) at 5:30 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Underwriters:

(a)

To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to furnish to you, without charge, a signed copy of the Registration Statement and will deliver to each of the Underwriters during the period mentioned in Section 5(f) or 5(g) below, as many written and electronic copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request from time to time;

(b)	Starting from the signing of this Agreement and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, (i) to furnish to you a copy of each such proposed amendment or supplement and (ii) not to file any such proposed amendment or supplement to which you reasonably object (except, in the case of subclause (ii), for (A) an amendment or supplement consisting solely of the filing of a document under the Exchange Act or (B) a supplement relating to any offering of securities other than the Securities; provided that this exception shall not apply during the period from the date of this Agreement to the Time of Delivery);

(c)	To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and that it will not use or refer to any proposed free writing prospectus to which you reasonably object and it will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act;

(d)	Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(e)	To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement or the use of any prospectus relating to the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(f)	If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to notify you and to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law;

(g)	If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to notify you and to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law;

(h)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(i)	During the period beginning from the date hereof and continuing until the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase,

make any short sale or otherwise transfer or dispose of, directly or indirectly, any securities of the Company that are substantially similar to the Securities, without the prior written consent of the of the Representative;

(j)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus and the Time of Sale Prospectus under the caption “Use of Proceeds;”

(k)	Without the prior written consent of the Representative, the Company has not given and will not give to any prospective Underwriter of the Securities any written information concerning the offering of the Securities other than materials contained in the Time of Sale Prospectus and the Prospectus or any other offering materials prepared by or with the prior written consent of the Representative;

(l)	The Company will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(m)	The Company will prepare final term sheets relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representative, which is substantially in the form set forth in Schedule III hereto, and will file such final term sheets within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities;

(n)	If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption as contemplated in the expired registration statement relating to the Securities; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(o)	The Company will make generally available to the Company’s security holders and to you as soon as practicable but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; and

(p)	The Company will pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

6.	(a)	The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act. The Company agrees that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any such issuer free writing prospectus consented to pursuant to this Section 6, including in respect of timely filing with the Commission, legending and record keeping.

(b)	Each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing customary information and conveyed to Underwriters of Securities, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, required to be filed under the Securities Act; and

(c)	Any issuer free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(b) hereto.

7.	The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration, issue and delivery of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any preliminary prospectus supplement, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements thereto (including the filing fees payable to the Commission relating to the Securities), and the mailing and delivering of copies thereof to the Underwriters and dealers (it being understood that the foregoing does not include fees and disbursement of counsel for the Underwriters); (ii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky Memorandum, closing documents and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(h) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc.; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in clause (iii) of this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)	Gibson, Dunn & Crutcher LLP, special counsel for the Company, shall have furnished to you such written opinions, dated the Time of Delivery, that will be substantially to the effect set forth in Annex I.

(c)	On the date of the Prospectus prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto. At the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

(d)	No change, or any development involving a prospective change, in or affecting the general affairs, consolidated financial position, consolidated shareholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, has occurred since the date of the latest audited consolidated financial statements incorporated by reference in the Registration Statement, Prospectus and Time of Sale Prospectus, otherwise than as set forth or contemplated in the Registration Statement, Prospectus and Time of Sale Prospectus, the effect of which, in your judgment, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(e)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company or any of its securities by any “nationally recognized statistical rating organization,” as that term is defined by Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company or any of its securities;

(f)

On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on such Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, Prospectus and Time of Sale Prospectus;

(g)	The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section and as to such other matters as you may reasonably request; and

(h)	No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission or, to the knowledge of the executive officers of the Company, shall be threatened or contemplated by the Commission; no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; the Prospectus and each free writing prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a free writing prospectus to the extent required by Rule 433 under the Securities Act); and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.

9.	(a)	The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, including the final term sheets prepared and filed pursuant to Section 5(m), or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, including the final term sheets prepared and filed pursuant to Section 5(m), or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information is the Underwriters’ Information. As used herein, the term “Underwriters’ Information” means: under the heading “Underwriting” in the Time of Sale Prospectus and the Prospectus, (A) the third and fourth sentences of the paragraph under the sub-heading “New Issue of Notes” related to market making by the Underwriters, and (B) the first and second paragraphs under the sub-heading “Short Positions” related to short sales.

(b)	Each Underwriter severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, including the final term sheets prepared and filed pursuant to Section 5(m), or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, including the final term sheets prepared and filed pursuant to Section 5(m), or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information is the Underwriters’ Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchasing obligations and not joint.

(e)	The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, as the case may be, and to each person, if any, who controls the Company, as the case may be, within the meaning of the Securities Act.

10.	(a)	If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any affiliate or controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.	If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York, 10036, Attention: High Yield Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Secretary; provided, however, that any notice to a Underwriter shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and each broker dealer affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No Underwriter of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.	The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.	The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.	Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us 2 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages to follow]

Very truly yours,

The ADT Corporation

By:	/s/ Ravi Tulsyan
	Name:	Ravi Tulsyan
	Title:	SVP & Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Merrill Lynch, Pierce Fenner & Smith
Incorporated

By:	/s/ Justin Neubauer
Name:	Justin Neubauer
Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Principal Amount of the Securities to be Purchased

Merrill Lynch, Pierce Fenner & Smith Incorporated	$130,000,000
Citigroup Global Markets Inc.	$65,000,000

J.P. Morgan Securities LLC	$65,000,000

Morgan Stanley & Co. LLC	$65,000,000

Barclays Capital Inc.	$42,500,000

Credit Suisse Securities (USA) LLC	$42,500,000

Goldman, Sachs & Co.	$42,500,000

Deutsche Bank Securities Inc.	$20,000,000

Scotia Capital (USA) Inc.	$20,000,000

BNY Mellon Capital Markets, LLC	$5,000,000

The Williams Capital Group	$2,500,000

Total	$500,000,000

SCHEDULE II

(a)	Materials that comprise the Time of Sale Prospectus:

Preliminary Prospectus Supplement, dated March 5, 2014 and the Prospectus, dated November 20, 2013

The Final Term Sheet, dated March 5, 2014

(b)	Approved issuer free writing prospectus:

The Final Term Sheet, dated March 5, 2014

Road show slides dated March 5, 2014

Sch. II-1

SCHEDULE III

Registration Number: 333-192447

March 5, 2014

Pricing Term Sheet

$500,000,000 4.125% Senior Notes due 2019 (the “Notes”)

Issuer:	The ADT Corporation (“ADT”)

Security:	4.125% Senior Notes due 2019

Offering Format:	SEC Registered

Size:	$500,000,000

Maturity:	April 15, 2019

Coupon:	4.125%

Price to Public:	100% of face amount

Yield to Maturity:	4.125%

Spread to Benchmark Treasury:	+259 bps

Benchmark Treasury:	1.50% UST due February 28, 2019

Gross Underwriting Discount:	1.125%

Net Proceeds to Issuer Before Expenses:	$494,375,000

Interest Payment Dates:	April 15 and October 15, commencing on October 15, 2014

Redemption Provisions:

Make-Whole Call:	Treasury + 50 bps

Sch. III-1

Change of Control:	Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase.

Trade Date:	March 5, 2014

Settlement Date:	March 19, 2014 (T+10)

CUSIP:	00101J AL0

ISIN:	US00101JAL08

Denominations:	$2,000 x $1,000

Bookrunners:

Merrill Lynch, Pierce Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Co-managers:	Deutsche Bank Securities Inc. Scotia Capital (USA) Inc. BNY Mellon Capital Markets, LLC The Williams Capital Group, L.P.

The issuer has filed a registration statement, including a prospectus and a prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request them by calling BofA Merrill Lynch toll-free at 1-800-294-1322 or by emailing BofA Merrill Lynch at: dg.prospectus_requests@baml.com.

Sch. III-2

ANNEX I

Form of Gibson Dunn Opinion Pursuant to Section 8(b)

The opinion of Gibson Dunn & Crutcher LLP, outside counsel for the Company, to be delivered pursuant to Section 8(b) of the Underwriting Agreement shall be to the effect that:

A.	The Company is a validly existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power to own its property and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus;

B.	The execution and delivery by the Company of the Note Documents (which includes, among other documents, the Underwriting Agreement) and the performance of its obligations thereunder have been duly authorized by all necessary corporate action. Each of the Note Documents has been duly executed and delivered by the Company;

C.	The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Indenture is duly qualified under the Trust Indenture Act of 1939, as amended;

D.	The Notes, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

F.	The execution and delivery by the Company of the Note Documents to which it is a party, and the performance of its obligations thereunder:

(i)	do not and will not result in a breach of any agreement to which the Company is a party that is identified to us in a certificate of the Company as being material to the Company and its subsidiaries taken as a whole, which agreements are listed on Annex A; and

(ii)	do not and will not (A) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under any law or regulation currently in effect of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, or (B) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under, the Delaware General Corporation Law;

G.	Insofar as the statements set forth in the Basic Prospectus under the caption “Description of Debt Securities” and the statements set forth in the Prospectus and the Time of Sale Prospectus under the caption “Description of the Notes” purport to describe specific provisions of the Notes, such statements present in all material respects an accurate summary of such provisions;

Annex I-1

I.	To the extent that the statements in the Prospectus and the Time of Sale Prospectus under the caption “Certain United States Federal Income Tax Considerations” purport to describe specific provisions of the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder, such statements present in all material respects an accurate summary of such provisions;

J.	Insofar as the statements set forth in the Prospectus and the Time of Sale Prospectus under the caption “Underwriting” purport to describe specific provisions of the Underwriting Agreement, such statements present in all material respects an accurate summary of such provisions;

K.	Such counsel have had no facts come to their attention that would lead them to believe that (A) the Registration Statement, as of the date of the prospectus supplement relating to the Securities, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Time of Sale Prospectus, as of the Applicable Time (other than the financial statements therein or incorporated by reference therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Prospectus and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements therein or incorporated therein by reference, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

L.	The Registration Statement, as of the date of the prospectus supplement relating to the Securities, and the Prospectus, as of its date, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder.

Annex I-2

ANNEX II

Form of letters of Deloitte & Touche LLP pursuant to Section 8(c)

[Attached Separately]

Annex II-1

ANNEX III

Form of letter of Deloitte & Touche LLP pursuant to Section 8(c)

[Attached Separately]

Annex III-1